                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /    Preliminary Proxy Statement
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14A-11(c) or
       Section 240.14A-12

                               PUMA TECHNOLOGY, INC.
                  (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/    No Fee required.

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------
       2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

            -------------------------------------------------------------------
       4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
       5)   Total fee paid:

            -------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

            -------------------------------------------------------------------
       2)   Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
       3)   Filing Party:

            -------------------------------------------------------------------
       4)   Date Filed:

            -------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                PUMA TECHNOLOGY, INC.

                          2550 North First Street, Suite 500
                             San Jose, California  95131

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD DECEMBER 9, 1998

To the Stockholders of Puma Technology, Inc.:

     You are invited to attend the Annual Meeting of Stockholders of Puma Technology, Inc. (the "Company") which will be held on Wednesday, December 9, 1998, at 9:30 a.m. local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, for the following purposes:

     1. To elect five (5) members of the Board of Directors to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     2.   To approve the Puma Technology, Inc. 1998 Employee Stock Purchase
          Plan.

     3. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending July 31, 1999.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on October 30, 1998 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten (10) days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                                   By Order of the Board of Directors

                                   /s/ Stephen A. Nicol

                                   STEPHEN A. NICOL
                                   SECRETARY

San Jose, California


November 9, 1998

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

                               PUMA TECHNOLOGY, INC.
                         2550 NORTH FIRST STREET, SUITE 500
                            SAN JOSE, CALIFORNIA  95131

                 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  DECEMBER 9, 1998

     The accompanying proxy is solicited by the Board of Directors of Puma Technology, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders to be held December 9, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is November 9, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                                 GENERAL INFORMATION

     ANNUAL REPORT. An annual report for the fiscal year ended July 31, 1998 is enclosed with this Proxy Statement.

     VOTING SECURITIES. Only stockholders of record as of the close of business on October 30, 1998 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 12,675,525 shares of Common Stock of the Company, par value $0.001 per share ("Common Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

             STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by
(i) each director and director-nominee of the Company, (ii) the Chief Executive Officer and the two (2) other highest compensated executive officers of the Company whose salary and bonus for the fiscal year ended July 31, 1998 exceeded $100,000, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own more than five percent (5%) of the Company's Common Stock.

                                                         SHARES OWNED
                                                ----------------------------
   NAME AND ADDRESS OF BENEFICIAL OWNERS(1)      NUMBER OF       PERCENTAGE
                                                   SHARES         OF CLASS
---------------------------------------------   ------------     -----------
   DIRECTORS AND EXECUTIVE OFFICERS
   Bradley A. Rowe(2) . . . . . . . . . . . .   1,388,500           10.9%
   Stephen A. Nicol(3). . . . . . . . . . . .     730,500            5.8%
   Michael M. Clair(4). . . . . . . . . . . .     349,500            2.8%
   Robert D. Rutner, DDS(5) . . . . . . . . .     337,500            2.7%
   M. Bruce Nakao(6). . . . . . . . . . . . .     335,000            2.6%
   Tyrone F. Pike(7). . . . . . . . . . . . .      57,500             *
   All current directors and executive
    officers as a group (6 persons)(8). . . .   3,198,500           24.1%

---------------------------------
*    Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within sixty (60) days after August 31, 1998 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") are fully exercisable from the date of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price upon termination of employment. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Puma Technology, Inc., 2550 North First Street, Suite 500, San Jose, California 95131.

(2) Includes 160,000 shares subject to options which are exercisable within sixty (60) days of August 31, 1998, 100,000 shares registered in the name of the Bradley Alan & Tanya Elaine Rowe Charitable Remainder Unitrust, of which Mr. Rowe is a trustee, and 1,128,500 shares registered in the name of the Bradley Alan Rowe and Tanya Elaine Rowe Trust UA 8 31 93 BAROWE & TEROWE Revocable Living Trust, of which Mr. Rowe is a trustee.

(3) Includes 160,000 shares subject to options which are exercisable within sixty (60) days of August 31, 1998.

(4) Includes 132,500 shares subject to options which are exercisable within sixty (60) days of August 31 ,1998, 30,000 shares held by the MacLean-Clair Family Limited Partnership, of which Mr. Clair is a general partner, 16,000 shares registered in the names of children of Mr. Clair, and 171,000 shares registered in the name of Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90. The 30,000 shares held by the MacLean-Clair Family Limited Partnership can be voted and disposed of by Mr. Clair and Audrey MacLean acting together.

(5) Includes 7,500 subject to options which are exercisable within sixty (60) days of August 31, 1998.

(6) Includes 236,122 shares subject to options which are exercisable within sixty (60) days of August 31, 1998, 67,147 shares registered in the name of the M. Bruce Nakao FBO 1994 Trust UAD 4/28/94, of which Mr. Nakao is a trustee, and 31,731 shares held by B&Z Investments, L.P. ("B&Z"), of which Mr. Nakao is a general partner. The 31,731 shares owned by B&Z can be voted and disposed of by Mr. Nakao acting alone. Mr. Nakao disclaims beneficial ownership of the stock owned by B&Z except to the extent of his pecuniary interest therein.

(7) Includes 15,000 shares subject to options which are exercisable within sixty (60) days of August 31, 1998, 2,000 shares registered in the name of the Logan Marler Pike Trust, of which Mr. Pike is a trustee, 2,000 shares registered in the name of the Elizabeth Watson Pike Trust, of which Mr. Pike is a trustee, and 19,063 shares subject to a repurchase right in favor of the Company which lapses over time.

(8) Includes 711,122 shares subject to options which are exercisable within sixty (60) days of August 31, 1998. Also includes 19,063 shares subject to a repurchase right in favor of the Company which lapses over time.

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS


     Five (5) directors, constituting the Company's full Board of Directors, are to be elected at the Annual Meeting. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1999, and until their successors are elected and qualified.

     Management's nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. "broker non-votes", will be counted as present for purposes of determining if a quorum is present.

                                                                    DIRECTOR
           NAME            POSITION WITH THE COMPANY        AGE       SINCE
-------------------------  ------------------------------   ----    ---------
 Bradley A. Rowe           President, Chief Executive        38       1993
                             Officer and Director
 Stephen A. Nicol          Senior Vice President, Sales      38       1993
                             and Director
 Michael M. Clair          Chairman of the Board             51       1994
 Tyrone F. Pike            Director                          44       1996
 Robert D. Rutner, DDS     Director                          40       1993

     MR. ROWE co-founded the Company in August 1993 and has served as President since October 1993 and Chief Executive Officer since March 1995. He has also served as a Director of the Company since August 1993. Prior to founding the Company, from January 1991 to July 1993, he held various management positions at SystemSoft Corporation, a PC system software supplier, including Vice President of Worldwide Sales and General Manager of Desktop Computing. In June 1988,
Mr. Rowe co-founded Extar Technologies, a manufacturer's representative of PC products, where he held a number of management positions, including Vice President of Sales and President until December 1990. From November 1983 to June 1988, Mr. Rowe served in various sales positions at Western Digital Corporation, a storage management company, including Director of Western Area Sales. He holds a B.S. degree in engineering and management science from Princeton University. Mr. Rowe currently serves as a director of 7th Street Teleworks, Inc., a privately held corporation.

     MR. NICOL co-founded the Company in August 1993 and has served as Senior Vice President of Sales since its establishment. He has also served as a Director since August 1993. Prior to founding the Company, he served in several capacities at SystemSoft Corporation, including Director of Sales for Japan and Asia Pacific from July 1992 to July 1993 and as Sales Manager for the Eastern United States from November 1991 to July 1992. Mr. Nicol co-founded Extar Technologies in June 1988 where he served until November 1991 as Vice President of Sales. Previously, Mr. Nicol served as OEM Manager for Western Digital and Computer Sales Representative for Hewlett-Packard. He holds an A.B. degree in political science from Princeton University.

     MR. CLAIR became a Director of the Company in November 1994 and has served as Chairman of the Board since March 1995. Mr. Clair was a founder of SynOptics Communications, a computer networking company, and from January 1987 to November 1992, served as Vice President Sales and Marketing and then as Senior Vice

President of Sales and Customer Service of SynOptics. Mr. Clair has more than twenty-five (25) years of experience in data processing, data and voice communications and local area networking. He spent the early part of his career with Tymshare, a computer time-sharing company, and ROLM, a manufacturer of digital PBX equipment, in a variety of sales and marketing positions. He holds a B.S. degree in business and an M.B.A. degree from the University of Buffalo. Mr. Clair currently serves as a director of several private companies in Silicon Valley.

     MR. PIKE became a Director of the Company in October 1996. Since March 1993, Mr. Pike has served as a Director of Citrix Systems, a publicly-held supplier of multi-user application server products. Mr. Pike also serves as a director of Proxinet, a privately-owned company. In August 1996, Mr. Pike founded Switchsoft Systems, a supplier of open virtual network management software for switches and routers and has served as Chairman of the Board and Chief Executive Officer since its inception. From January 1994 to August 1996, Mr. Pike served in various positions at UB Networks, a computer networking company, including Senior Vice President and Chief Technical Officer. Prior to joining UB Networks, Mr. Pike served as a partner of Pike Associates from September 1992 to January 1994. From March 1992 to September 1992, Mr. Pike served as President and Chief Executive Officer of Global Village Communications, a networking communications company. From May 1991 to June 1992 he served as manager, Strategic Planning & Business Development of Intel Corporation. From April 1983 to May 1991, Mr. Pike served as Founder, Chairman of the Board and President of LANSystems, a computer networking company, of which he served as a Director until February 1994. Mr. Pike holds an A.B. degree in architecture from Princeton University.

     DR. RUTNER became a Director of the Company in October 1993. He has practiced dentistry since August 1985 as proprietor of the Serra Park Dental Group. He holds a B.S. degree in biochemistry from the University of California at Davis, an M.S. degree in biochemistry from the University of California at Davis and a D.D.S. degree from Georgetown University. Dr. Rutner currently serves as a director of several private companies in Silicon Valley.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended July 31, 1998, the Board of Directors held six
(6) meetings. No incumbent director attended fewer than one hundred percent (100%) of such meetings of the Board of Directors and the Committees on which he serves.

     The Company has an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board of Directors, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Messrs. Clair and Rutner. During the fiscal year ended July 31, 1998, the Audit Committee held one (1) meeting.

     The Compensation Committee's function is to review and establish salary levels for executive officers, including the Chief Executive Officer, and certain other management employees and to grant stock options. The members of the Compensation Committee are Messrs. Clair and Rutner. During the fiscal year ended July 31, 1998, the Compensation Committee held one (1) meeting. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee On Executive Compensation".

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     If a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, the five (5) nominees for director receiving the highest number of votes will be elected.

Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                       EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the two (2) other most highly compensated executive officers of the Company as of July 31, 1998 whose total salary and bonus for the fiscal year ended July 31, 1998 exceeded $100,000, for services in all capacities to the Company, during the fiscal years ended July 31, 1998, 1997 and 1996:

                              SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                         ANNUAL COMPENSATION                        AWARDS
                                                 ----------------------------------        -----------------------
                                                                                            SECURITIES UNDERLYING
       NAME AND PRINCIPAL POSITION                   FISCAL YEAR         SALARY ($)              OPTIONS/SARS(#)
----------------------------------------------   ----------------------------------        -----------------------
Bradley A. Rowe                                         1998              131,250                  60,000(1)
   President and Chief Executive Officer                1997               96,250                 160,000(2)
                                                        1996              122,667                      --

Stephen A. Nicol                                        1998              131,250                  60,000(1)
   Senior Vice President, Sales                         1997              102,083                 160,000(2)
                                                        1996              122,667                      --

M. Bruce Nakao(3)                                       1998              119,208                  60,000(1)
   Senior Vice President and Chief Financial Officer    1997               94,375                 310,000(2)
                                                        1996                   --                      --

---------------------
(1) Represents an option to purchase 60,000 shares granted on October 3, 1997 replacing an option to purchase 60,000 shares granted on March 3, 1997.

(2) Includes an option to purchase 60,000 shares granted on March 3, 1997 that was repriced and thus eliminated on October 3, 1997.

(3)  Mr. Nakao joined the Company in June 1996.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended July 31, 1998 to the persons named in the Summary Compensation Table:

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)


                                            % OF TOTAL
                           NUMBER OF       OPTIONS/SARS                                            POTENTIAL REALIZABLE VALUE AT
                          SECURITIES        GRANTED TO                                          ASSUMED ANNUAL RATES OF STOCK PRICE
                          UNDERLYING       EMPLOYEES IN                                           APPRECIATION FOR OPTION TERM(4)
                         OPTIONS/SARS         FISCAL         EXERCISE PRICE      EXPIRATION     -----------------------------------
          NAME           GRANTED(#)(2)         YEAR            ($/Sh)(3)            DATE             5% ($)            10% ($)
----------------------   -------------     --------------    --------------      -----------    -----------------------------------
 Bradley A. Rowe          56,910(5)             3.1%             7.15             03/03/07        662,807.81       1,055,410.67
                           3,090(5)             0.2%             7.15             03/03/02         35,987.98          57,304.85
 Stephen A. Nicol         60,000(5)             3.3%             6.50             03/03/07        635,268.90       1,011,559.56
 M. Bruce Nakao           60,000(5)             3.3%             6.50             03/03/07        635,268.90       1,011,559.56

-------------------------
(1) No stock appreciation rights were granted to executive officers in the fiscal year ended July 31, 1998.

(2) The Board of Directors has discretion, subject to plan limits, to modify the terms of options and to reprice the options. Each option is fully exercisable from the time of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve (12) months from the date of grant and 1/48 of the total number of shares each month thereafter.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Company's Board of Directors. In September 1997, as a result of a broad decline in the fair market value of the Company's Common Stock, the Compensation Committee determined that it was in the best interests of the Company to offer to all current option holders, including executive officers whom the Committee considered separately, the opportunity to exchange outstanding options with an exercise price above the then current price for options with an exercise price equal to the then current fair market value. For details concerning the repricings of options, see "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS".

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent (5%) and ten percent (10%) rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date.

(5) Reflects options that were repriced on October 3, 1997, replacing options granted on March 3, 1997.

OPTION EXERCISES AND FISCAL 1998 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended
July 31, 1998, and unexercised options held as of July 31, 1998, by the persons named in the Summary Compensation Table:

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS/SARS
                            SHARES                       OPTIONS/SARS AT JULY 31, 1998(#)            AT JULY 31, 1998($)(1)
                         ACQUIRED ON     VALUE         -----------------------------------       --------------------------------
          NAME             EXERCISE    REALIZED(2)     EXERCISABLE(3)      UNEXERCISABLE         EXERCISABLE(4)     UNEXERCISABLE
-----------------------  ------------  -----------     --------------     ---------------        --------------     -------------
Bradley A. Rowe               --            --             160,000                --                  --                  --
Stephen A. Nicol              --            --             160,000                --                  --                  --
M. Bruce Nakao                --            --             236,122                --              407,370.19              --

-------------------------
(1) Calculated on the basis of the fair market value of the underlying securities at July 31, 1998 of $5.563 per share, as reported by the Nasdaq National Market, minus the aggregate exercise price.

(2) "Value Realized" represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(3) All options are fully exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve (12) months from the date of grant and 1/48 of the total number of shares each month thereafter.

(4) Does not include options that had an exercise price greater than the per share closing price of $5.563 as reported by the Nasdaq National Market on July 31, 1998.

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company from December 5, 1996, the first day of trading following the date of the Company's initial public offering, through the fiscal year ended July 31, 1998:

                                          TEN-YEAR OPTION REPRICINGS(1)

                                              NUMBER OF
                                              SECURITIES                                                       LENGTH OF ORIGINAL
                                              UNDERLYING     MARKET PRICE OF                                       OPTION TERM
                                               OPTIONS       STOCK AT TIME OF  EXERCISE PRICE AT     NEW      REMAINING AT DATE OF
                                             REPRICED OR       REPRICING OR    TIME OF REPRICING   EXERCISE       REPRICING OR
  NAME AND PRINCIPAL POSITION       DATE      AMENDED(#)       AMENDMENT($)     OR AMENDMENT ($)  PRICE ($)    AMENDMENT (MONTHS)
--------------------------------  --------  --------------   ----------------  -----------------  ----------  ----------------------
 Bradley A. Rowe, President       10/03/97      56,910            6.50              11.825          7.15               113
 and Chief Executive Officer      10/03/97       3,090            6.50              11.825          7.15                53

 Stephen A. Nicol, Senior Vice    10/03/97      60,000            6.50              10.75           6.50               113
 President, Sales

 M. Bruce Nakao, Senior Vice      10/03/97      60,000            6.50              10.75           6.50               113
 President and Chief Financial
 Officer

-------------------------
(1) Options that were repriced on October 3, 1997 continue to vest in accordance with their original vesting schedule. See also "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company did not have a Compensation Committee until September 1996, prior to which time all decisions concerning executive compensation were made by the entire Board of Directors, of which Messrs. Rowe and Nicol are members. Messrs. Rowe and Nicol abstained from all deliberations concerning their own compensation during this period. The Compensation Committee currently consists of Mr. Clair and Dr. Rutner.

DIRECTOR COMPENSATION

     Directors do not receive any cash compensation for their services as members of the Board of Directors or members of committees of the Board of Directors, although they are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors who are employees are eligible to receive stock option grants under the Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that it has complied with all filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) stockholders, except that (i) one statement of changes of beneficial ownership of securities for Tyrone F. Pike reporting three transactions was not timely filed and
(ii) one statement of changes of beneficial ownership of securities for Bradley
A. Rowe reporting one transaction was not timely filed.

CHANGES TO BENEFIT PLANS

     EMPLOYEE STOCK PURCHASE PLAN. Because of the limited number of shares available for future grants under the Company's existing Employee Stock Purchase Plan, the Board of Directors has adopted a new Employee Stock Purchase Plan, subject to stockholder approval. For details concerning the adoption of a new Employee Stock Purchase Plan, see "PROPOSAL NO. 2 -- APPROVAL OF THE PUMA TECHNOLOGY, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN".

                         REPORT OF THE COMPENSATION COMMITTEE
                               ON REPRICING OF OPTIONS

     In September 1997, the Committee considered the options held by the Company's executive officers and employees and the fact that a broad decline in the price of the Company's stock had resulted in a substantial number of stock options granted pursuant to the Option Plan having prices well above the recent historical trading prices for the stock. Management had informed the Committee of its concern that key employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the current trading price, was less attractive than compensation offered by other companies in the same geographic locations. This is because options granted to new hires at other companies would likely be granted at current trading prices, providing more opportunity for appreciation than the Company's options.

     The Committee believed that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical, managerial, sales and marketing personnel, and the loss of key employees could have a significant impact on the Company's business. The Committee also believed that unless an adjustment was made in option prices, existing employees holding options would perceive a substantial inequity in comparison to new employees granted stock options with exercise prices set at the current, lower fair market value of the Company's stock, and that employee morale would suffer as a consequence. The Committee concluded that it was important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committee considered granting new options selectively to current key employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Committee also recognized that issuance of the new options could be subject to a restriction on exercise for a given period, thereby providing optionees participating in the exchange with an additional incentive to remain employed by the Company. The Committee recognized that to require optionees to forfeit accumulated vesting would appear more onerous than a restriction on exercise for a specified period. Considering these factors, the Committee determined that it was in the best interests of the Company and its stockholders to grant replacement stock options under the Option Plan for those options with exercise prices above recent trading prices, with exercise prices equal to the closing sale price of the Company's stock on October 3, 1997, three days after the Committee's approval of the repricing. Repriced options would continue to have the same vesting schedule as the surrendered options, but would be subject to a six month restriction on exercise.

     Accordingly, in September 1997, the Committee approved an offer to all employees of the Company, including executive officers whom the Committee considered separately, to exchange outstanding options with exercise prices at $7.50 per share, or higher, for replacement options with an exercise price to be based on the closing price of the Company's stock on October 3, 1997. No vesting was forfeited, but optionees receiving replacement options were precluded from exercising their options for six months from the date of grant. The closing price of the Company's stock on October 3, 1997 was $6.50 per share. Pursuant to the repricing, a total of 1,198,100 shares, with exercise prices ranging from $7.50 to $16.875, were voluntarily exchanged for the same number of options, all with an exercise price of $6.50 per share. The only options exchanged by the Company's executive officers in connection with the repricing program, were options that had been granted in lieu of salary, pursuant to the executive officers' agreement in February 1997 to accept stock options in lieu of salary for a one-year period, ending January 1998.

     In October 1998, the Committee was informed by management that a continuing decline in the price of the Common Stock of the Company had again resulted in a substantial number of stock options granted pursuant to the Option Plan having prices well above the recent historical trading prices for the Company's Common Stock. The Committee was again advised by management that management was concerned about retaining key employees.

     The Committee considered all of the factors it had considered in connection with the repricing in September 1997. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentives to employees because of the increased potential for appreciation.
The Committee also recognized that the continued reduction in stock price eroded stockholder value and that it was important to balance the goal of retention of key employees with the dilution to stockholders.

     Accordingly, in October 1998, the Committee decided to approve an offer to all employees of the Company, including executive officers, which the Committee considered separately, to exchange outstanding options for replacement options with an exercise price based on the closing price of the Company's Common Stock on a date to be determined by the officers of the Company falling between October 23, 1998 and October 30, 1998. The Company's officers determined that the repricing would occur based on the closing price of the Company's Common Stock on October 29, 1998, which was $2.1875. Pursuant to the repricing, a total of 2,359,519 shares, with exercise prices ranging from $2.50 to $9.75, were voluntarily exchanged for the same number of options, all with an exercise price of $2.1875 per share. Options exchanged by the Company's executive officers were as follows:

          Bradley A. Rowe          160,000

          Stephen A. Nicol         160,000

          M. Bruce Nakao           236,122

     Under the October 1998 repricing program, repriced options will continue to have the same vesting schedule as the surrendered options, but will be subject to a three month restriction on exercise.



                                             COMPENSATION COMMITTEE
                                             Michael M. Clair
                                             Robert D. Rutner, DDS

                         REPORT OF THE COMPENSATION COMMITTEE
                              ON EXECUTIVE COMPENSATION

     Messrs. Clair and Rutner were appointed as the initial members of the Compensation Committee ("Committee") in September 1996. Each of these individuals is a non-employee member of the Company's Board of Directors. Prior to September 1996, the Company did not have a Compensation Committee, during which time all decisions concerning executive compensation were made by the entire Board, of which Messrs. Rowe and Nicol are members. Messrs. Rowe and Nicol abstained from all deliberations concerning their own compensation during this period.

     Since September 1996, the Committee has been responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. For all executive officers, the Committee reviews the performance and compensation levels for executive officers, sets salary levels and recommends option grants under the Option Plan.

OVERVIEW

     The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary and option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the Company's compensation package with that of similarly-sized high technology companies in the Company's geographic areas.

     During the fiscal year ended July 31, 1998, the Company implemented a profit sharing plan for non-officer employees; however, the Company did not implement any executive cash bonus or profit sharing programs in this time period. The Committee expects to consider implementation of executive cash bonuses and/or profit sharing at an appropriate time in the future.

SALARY

     Base salaries of executive officers, other than for Mr. Rowe, the Company's President and Chief Executive Officer, are reviewed annually by the Committee, and adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in the applicable geographic area.

     In February 1997, the Company's Board of Directors determined that it would be in the best interests of the Company to grant stock options to each executive officer of the Company in exchange for the surrender by such officer of one-half of his annual salary for a period of one year. The cash savings to the Company from the reduction in salaries were used primarily in research and development activities. The options granted in lieu of salary were to vest in full upon a Transfer of Control (as such term is defined in the Option Plan) of the Company. Each executive officer agreed to the reduction in salary in exchange for grants of stock options under the Option Plan. Normal salary payments resumed in January 1998.

STOCK OPTIONS

     The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in the relevant geographic area for similar positions, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee annually reviews the performance and compensation of Mr. Rowe. Mr. Rowe has served as the Company's President since October 1993 and Chief Executive Officer since March 1995. The compensation of Mr. Rowe is based upon the same criteria as the other executive officers of the Company. While the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his own compensation or performance. Mr. Rowe participated in the same voluntary salary reduction program in exchange for an award of options described above. In October 1997, Mr. Rowe agreed to surrender his options granted in lieu of salary as of that date, in exchange for the same number of options with an exercise price of $7.15 per share, based upon one hundred ten percent (110%) of the closing price of the stock on October 3, 1997. This exchange was pursuant to the repricing of stock options described above.


                                             COMPENSATION COMMITTEE
                                             Michael M. Clair
                                             Robert D. Rutner, DDS

                           COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock, with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) ("Nasdaq US") and the Hambrecht & Quist Computer Software Index ("H&Q Computer Software"), for the period commencing on December 5, 1996, the first day of trading following the date of the Company's initial public offering, and ending on July 31, 1998.

    COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 5, 1996 THROUGH JULY 31,
                                      1998(1):


         PUMA TECHNOLOGY, INC., NASDAQ STOCK MARKET INDEX (U.S. COMPANIES)
                   AND HAMBRECHT & QUIST COMPUTER SOFTWARE INDEX

                                       [GRAPH]


                                                                        CUMULATIVE TOTAL RETURN
                                     -----------------------------------------------------------------------------------------------
                                       12/05/96       1/97        4/97        7/97       10/97        1/98        4/98        7/98
                                     -----------    ---------   ---------  ---------   --------    ----------  ----------  ---------
Puma Technology, Inc.                  $100.00      $160.53      $80.26     $ 88.16     $ 65.13     $ 67.11     $ 61.84     $ 58.55
Nasdaq U.S.                            $100.00      $107.01      $97.44     $123.61     $123.95     $126.42     $145.82     $145.94
H&Q Computer Software                  $100.00      $ 99.32      $89.16     $115.47     $122.19     $120.23     $151.25     $147.44


(1) Assumes that $100.00 was invested on December 5, 1996 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                    PROPOSAL NO. 2

                        APPROVAL OF THE PUMA TECHNOLOGY, INC.
                          1998 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company currently maintains the Puma Technology, Inc. 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan"), pursuant to which eligible employees may purchase shares of the Company's Common Stock at a discount through payroll deductions. As of August 25, 1998, only 187,881 shares remained available for issuance under the 1996 Purchase Plan. The 1996 Purchase Plan is implemented through offerings of approximately 24 months in duration, and the Board of Directors has determined that the number of shares available for issuance under the 1996 Purchase Plan will not be sufficient to cover anticipated share requirements for the offerings which are currently in progress. Because of a recent change to generally accepted accounting principles applicable to employee stock purchase plans, the Company could be required to recognize a compensation expense if the share reserve of the 1996 Purchase Plan was increased and such additional shares were issued pursuant to offerings which began prior to the date on which the stockholders approved the share reserve increase. However, adoption of a new employee stock purchase plan under which offerings would not begin until after the date that the stockholders approve the plan will not cause the recognition of a compensation expense under current generally accepted accounting principles.

     Accordingly, on August 25, 1998, the Board of Directors adopted the Puma Technology, Inc. 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), subject to stockholder approval, to become effective on the date on which it is approved by the Company's stockholders.

     The Board of Directors believes that adopting the 1998 Purchase Plan will benefit the Company since providing employees of the Company with an opportunity to purchase shares of Common Stock pursuant to the 1998 Purchase Plan is helpful in attracting, retaining, and motivating valued employees.

DESCRIPTION OF THE 1998 PURCHASE PLAN

     The following summary of the 1998 Purchase Plan is qualified in its entirety by the specific language of the 1998 Purchase Plan, a copy of which is available to any stockholder upon request.

     GENERAL. The 1998 Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Each participant in the 1998 Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on the last day of each purchase period during the Offering unless the participant has withdrawn from participation in the 1998 Purchase Plan prior to such date.

     SHARES SUBJECT TO PLAN. A maximum of 500,000 shares of the Company's Common Stock may be issued under the 1998 Purchase Plan, which amount will be increased on August 1 of each year by an amount equal to the lesser of (i) 500,000 shares, or (ii) a lesser amount of shares determined by the Board of Directors. The first annual increase in the share reserve described in the preceding sentence will occur on August 1, 1999 and the last annual increase will occur on August 1, 2008. The number of shares issuable under the 1998 Purchase Plan is subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the Company's capital structure or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the 1998 Purchase Plan.

     ADMINISTRATION. The 1998 Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the 1998 Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board will interpret the 1998 Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1998 Purchase Plan or any Purchase Rights. The 1998 Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorney's fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan.

     ELIGIBILITY. Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the 1998 Purchase Plan is eligible to participate in an Offering under the 1998 Purchase Plan, so long as the employee (i) has been employed by the Company (or a parent or subsidiary of the Company) for at least 6 months prior to the first day of the Offering, and (ii) is customarily employed for at least 20 hours per week and 5 months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the 1998 Purchase Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is entitled to participate in the 1998 Purchase Plan. As of August 25, 1998, approximately 124 employees would be eligible to participate in the 1998 Purchase Plan.

     OFFERINGS. Generally, each Offering of Common Stock under the Purchase Plan is for a period of twenty-four months (an "Offering Period"). Offering Periods under the Purchase Plan are overlapping, with a new Offering Period beginning every six months. However, employees may only participate in one offering at a time. Offering Periods will generally commence on the first days of March and September of each year and end on the last days of the second following February and August, respectively. The first Offering Period will commence on March 1, 1999 and will end on the last day of February 2001. Each Offering Period will generally be comprised of four six-month purchase periods ("Purchase Periods"). The first Purchase Period of the first Offering Period will commence on March 1, 1999 and end on August 31, 1999. Shares are purchased on the last day of each Purchase Period ("Purchase Dates"). The Board may establish a different term for one or more Offerings or Purchase Periods or different commencement or ending dates for an Offering or a Purchase Period.

     PARTICIPATION AND PURCHASE OF SHARES. Participation in the 1998 Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the start of an Offering Period. Payroll deductions may not exceed 10% (or such other rate as the Board determines) of an employee's compensation for any pay period during the Offering Period. Once an employee becomes a participant in the 1998 Purchase Plan, that employee will automatically participate in each successive Offering Period until such time as that employee withdraws from the 1998 Purchase Plan, becomes ineligible to participate in the 1998 Purchase Plan, or terminates employment.

     Subject to certain limitations, each participant in an Offering has a Purchase Right equal to the lesser of (i) that number of whole shares determined by dividing $50,000 by the fair market value of a share of Common Stock on the first day of the Offering Period or (ii) 5,000 shares, provided that these dollar and share amounts will be prorated for any Offering Period that is other than 24 months in duration. No participant may purchase under the 1998 Purchase Plan shares of the Company's Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased).

     At the end of each Purchase Period, the Company issues to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during that Offering Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price per share at which shares are sold at the end of an Offering Period generally equals 85% of the lesser of the fair market value per share of the Company's Common Stock on the first day of the Offering Period or the Purchase Date. On August 25, 1998, the closing price of a share of the Company's Common Stock was $2.125, as reported on the Nasdaq National Market. Any payroll deductions under the 1998 Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Purchase Period or Offering Period.

     A participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. However, once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

     CHANGE IN CONTROL.  The 1998 Purchase Plan provides that, in the event of
(i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party,
(iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Change in Control"), the acquiring or successor corporation may assume the Company's rights and obligations under the 1998 Purchase Plan or substitute substantially equivalent Purchase Rights for such corporation's stock. If the acquiring or successor corporation elects not to assume or substitute for the outstanding Purchase Rights, the Board may adjust the last day of the Offering Period to a date on or before the date of the Change in Control. Any Purchase Rights that are not assumed, substituted for, or exercised prior to the Change in Control will terminate.

     TERMINATION OR AMENDMENT. The 1998 Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the 1998 Purchase Plan, except that the approval of the Company's stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the 1998 Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations the employees of which may participate in the 1998 Purchase Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PURCHASE PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1998 Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     A participant recognizes no taxable income either as a result of commencing to participate in the 1998 Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the 1998 Purchase Plan.

     If a participant disposes of shares purchased under the 1998 Purchase Plan within two years from the first day of the applicable Offering Period or within one year from the Purchase Date (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the Purchase Date exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months.

     If the participant disposes of shares purchased under the 1998 Purchase Plan at least two years after the first day of the applicable Offering Period and at least one year after the Purchase Date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

     If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death.

     The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 1998 PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO ADOPT THE 1998 PURCHASE PLAN.

                                    PROPOSAL NO. 3

                RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending July 31, 1999. PricewaterhouseCoopers LLP has acted as the Company's independent accountants since the Company's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 1999.

                        STOCKHOLDER PROPOSALS TO BE PRESENTED
                                AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 2550 North First Street, Suite 500, San Jose, California 95131 no later than July 6, 1999 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                            TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors



                                   /s/ Stephen A. Nicol

                                   STEPHEN A. NICOL
                                   SECRETARY
November 9, 1998

                                                                     APPENDIX A


                                PUMA TECHNOLOGY, INC.
                          1998 EMPLOYEE STOCK PURCHASE PLAN

     1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 ESTABLISHMENT. The Puma Technology, Inc. 1998 Employee Stock Purchase Plan (the "PLAN") is hereby established effective as of the date on which the stockholders of the Company approve the adoption of the Plan.

          1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock.
The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

          1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

     2.   DEFINITIONS AND CONSTRUCTION.

          2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "COMPANY" means Puma Technology, Inc., a Delaware corporation, or any successor corporation thereto.

               (e) "COMPENSATION" means, with respect to an Offering Period under the Plan, all amounts paid in cash in the forms of base salary, commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code.
Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan.

               (f) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

               (g) "EMPLOYEE" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual's leave of absence exceeds ninety
(90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

               (h) "FAIR MARKET VALUE" means, as of any date if on such date the Stock is listed on a national or regional securities exchange or market system, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion. If, on the relevant date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board.

               (i)  "OFFERING" means an offering of Stock as provided in
Section 6.

               (j) "OFFERING DATE" means, for any Offering, the first day of the Offering Period.

               (k) "OFFERING PERIOD" means a period established in accordance with Section 6.1.

               (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (m) "PARTICIPANT" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

               (n) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

               (o) "PARTICIPATING COMPANY GROUP" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

               (p) "PURCHASE DATE" means, for any Purchase Period, the last day of such period.

               (q) "PURCHASE PERIOD" means a period determined in accordance with Section 6.2.

               (r) "PURCHASE PRICE" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

               (s) "PURCHASE RIGHT" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

               (t) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (u) "SUBSCRIPTION AGREEMENT" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

               (v) "SUBSCRIPTION DATE" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

               (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.
Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3.   ADMINISTRATION.

          3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

          3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

     4.   SHARES SUBJECT TO PLAN.

          4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Five Hundred Thousand (500,000), cumulatively increased on August 1, 1999 and each August 1 thereafter until and including August 1, 2008 by an amount equal to the lesser of (a) Five Hundred Thousand (500,000) shares or (b) a lesser amount of shares determined by the Board, and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

          4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the annual increase described in Section 4.1(a) and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5.   ELIGIBILITY.

          5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

               (a) Any Employee who has not completed at least six (6) months of continuous employment with the Participating Company Group as of the commencement of the applicable Offering Period; or

               (b) Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week.

               (c) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

          5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

     6.   OFFERINGS.

          6.1 OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately twenty-four (24) months duration (an "OFFERING PERIOD"). The first Offering Period shall commence on March 1, 1999 and end on February 28, 2001 (the "INITIAL OFFERING PERIOD"). Subsequent Offerings shall commence on the first day of March and September of each year and end on the last day of the second following February and August, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

          6.2 PURCHASE PERIODS. Each Offering Period shall consist of four (4) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board shall determine. The Purchase Period commencing on the Offering Date of the Initial Offering Period shall end on August 31, 1999. A Purchase Period commencing on or about March 1 shall end on or about the last day of the next following August. A Purchase Period commencing on or about September 1 shall end on or about the last day of the next following February. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

     7.   PARTICIPATION IN THE PLAN.

          7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

          7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering.

     8.   RIGHT TO PURCHASE SHARES.

          8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Fifty Thousand Dollars ($50,000) by the Fair Market Value of a share of Stock on such Offering Date or (b) ten thousand (10,000) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

          8.2 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than twenty-four months, then (a) the dollar amount in Section
8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 416.67 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

          8.3 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a

Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

     9.   PURCHASE PRICE.

          The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or
(b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

     10.  ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

          Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

          10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first payday during an Offering) or more than ten percent (10%). The Board may change the foregoing limits on payroll deductions effective as of any future Offering Date. Amounts deducted shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code.

          10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

          10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The "CHANGE NOTICE DATE" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. Unless otherwise established by the Company, the Change Notice Date shall be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective.

          10.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant's Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period, provided that the individual is a Participant in such Offering Period or (b) the next Offering Period the Purchase Date of which falls in the following calendar year.

          10.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

          10.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

          10.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

     11.  PURCHASE OF SHARES.

          11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

          11.2 PRO RATA ALLOCATION OF SHARES. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in
Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

          11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

          11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant's Plan account to be applied toward the purchase of shares in the subsequent Purchase Period or Offering Period.

          11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

          11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

          11.7 REPORTS AND STOCKHOLDER INFORMATION TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

     12.  WITHDRAWAL FROM OFFERING OR PLAN.

          12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

          12.2 AUTOMATIC WITHDRAWAL FROM AN OFFERING. If the Fair Market Value of a share of Stock on a Purchase Date of an Offering Period (other than the final Purchase Date of such offering) is less than the Fair Market Value of a share of Stock on the Offering Date for such Offering Period, then every Participant shall automatically be (a) withdrawn from such Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Offering Period pursuant to this Section
12.2 by delivering to the Company's designated office not later than the close of business on Offering Date new Offering Period a written notice indicating such election.

          12.3 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, AND the Participant's interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

     13.  TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

          Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

     14.  CHANGE IN CONTROL.

          14.1 DEFINITIONS.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          14.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

     15.  NONTRANSFERABILITY OF PURCHASE RIGHTS.

          A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

     16.  COMPLIANCE WITH SECURITIES LAW.

          The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless
(a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

     17.  RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

          A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

     18.  LEGENDS.

          The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

     19.  NOTIFICATION OF SALE OF SHARES.

          The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

     20.  NOTICES.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  INDEMNIFICATION.

          In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     22.  AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan except as permitted under the Plan, provided that the Board may terminate the Plan (and any Offerings thereunder) on any Purchase Date if the Board determines that such termination is in the best interests of the Company and its stockholders, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan (the "ADDITIONAL SHARES"), the Board, in its sole discretion, may specify that such Additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Puma Technology, Inc. 1998 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on August 25, 1998.



                                             -------------------------------
                                             Secretary

                                PUMA TECHNOLOGY, INC.
                         1998 EMPLOYEE STOCK PURCHASE PLAN
                               SUBSCRIPTION AGREEMENT


NAME (Please print):
                    ------------------------------------------------------------
                    (Last)                   (First)              (Middle)

/ /  Original Application for the Offering Period beginning (date):
                                                                   -------------
--------------------------------------------------------------------------------
/ /  Change in Payroll Deduction rate effective with the pay period ending
(date):
       -------------------------------------------------------------------------

     I elect to participate in the 1998 Employee Stock Purchase Plan (the "PLAN") of Puma Technology, Inc. (the "COMPANY") and to subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

     I authorize payroll deductions of __________ percent (in whole percentages not less than 1%, unless an election to stop deductions is being made) or more than 10%) of my "COMPENSATION" on each payday throughout the "OFFERING PERIOD" in accordance with the Plan. I understand that these payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. Except as otherwise provided by the Plan, I will automatically purchase shares on each "PURCHASE DATE" unless I withdraw from the Plan by giving written notice on a form provided by the Company or unless my eligibility or employment terminates.

     I understand that I will automatically participate in each subsequent Offering that commences immediately after the last day of an Offering in which I am participating until I withdraw from the Plan by giving written notice on a form provided by the Company or my eligibility or employment terminates.

     Shares I purchase under the Plan should be issued in the name(s) set forth below. (Shares may be issued in the participant's name alone or together with the participant's spouse as community property or in joint tenancy.)

     NAME(S):
             -------------------------------------------------------------------
     ADDRESS:
             -------------------------------------------------------------------

     MY SOCIAL SECURITY NUMBER:
                               -------------------------------------------------

     I agree to make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, which arise upon my purchase of shares under the Plan and/or my disposition of shares. The Company may withhold from my compensation the amount necessary to meet such withholding obligations.

     I agree that, unless otherwise permitted by the Company, until I dispose of my shares, I will hold the shares I purchase under the Plan in the name(s) entered above (and not in the name of any nominee) during a period of at least two years from the first day of the Offering Period in which, and at least one year from the Purchase Date on which, I acquired such shares.

     I AGREE THAT I WILL NOTIFY THE CHIEF FINANCIAL OFFICER OF THE COMPANY IN WRITING WITHIN 30 DAYS AFTER ANY SALE, GIFT, TRANSFER OR OTHER DISPOSITION OF ANY KIND PRIOR TO THE END OF THE PERIODS REFERRED TO IN THE PRECEDING PARAGRAPH (A "DISQUALIFYING DISPOSITION") OF ANY SHARES I PURCHASED UNDER THE PLAN. IF I DO NOT RESPOND WITHIN 30 DAYS OF THE DATE OF A DISQUALIFYING DISPOSITION SURVEY DELIVERED TO ME BY CERTIFIED MAIL, THE COMPANY IS AUTHORIZED TO TREAT MY NONRESPONSE AS MY NOTICE TO THE COMPANY OF A DISQUALIFYING DISPOSITION AND TO COMPUTE AND REPORT TO THE INTERNAL REVENUE SERVICE THE ORDINARY INCOME I MUST RECOGNIZE UPON SUCH DISQUALIFYING DISPOSITION.

     I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.



Date:                              Signature:
     --------------------                    -----------------------------------

                               PUMA TECHNOLOGY, INC.
                         1998 EMPLOYEE STOCK PURCHASE PLAN
                                NOTICE OF WITHDRAWAL


NAME (Please print):
                    ------------------------------------------------------------
                    (Last)                   (First)              (Middle)

     I hereby elect to withdraw from the Puma Technology, Inc. 1998 Employee Stock Purchase Plan (the "PLAN") and/or from the Offering under the Plan which began on (date) ___________________________ and in which I am currently participating (the "CURRENT OFFERING").

     ELECT EITHER A OR B BELOW:

/ /  A.   I elect to terminate immediately my participation in the Current
          Offering and in the Plan.

          I request that the Company cease all further payroll deductions from my Compensation under the Plan (provided that I have given sufficient notice prior to the next payday). I request that all payroll deductions credited to my account under the Plan (if any) not previously used to purchase shares under the Plan shall NOT be used to purchase shares on the next Purchase Date of the Current Offering. Instead, I request that all such amounts be paid to me as soon as practicable. I understand that this election immediately terminates my interest in the Current Offering and in the Plan.

/ /  B.   I elect to terminate my participation in the Plan following my purchase of shares on next Purchase Date of the Current Offering.

          I request that the Company cease all further payroll deductions from my Compensation under the Plan (provided that I have given sufficient notice prior to the next payday). I request that all payroll deductions credited to my account under the Plan (if any) not previously used to purchase shares under the Plan shall be used to purchase shares on the next Purchase Date of the Current Offering to the extent permitted by the Plan. I understand that this election will terminate my interest in the Plan immediately following such purchase. I request that any cash balance remaining in my account under the Plan after my purchase of shares be paid to me as soon as practicable.


     I understand that by making this election I am terminating my interest in the Plan and that no further payroll deductions will be made (provided that I have given sufficient notice prior to the next payday) unless I elect in accordance with the Plan to become a participant in another Offering under the Plan by filing a new Subscription Agreement with the Company.



Date:                              Signature:
     --------------------                    -----------------------------------

                                PUMA TECHNOLOGY, INC.

                     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON DECEMBER 9, 1998

The undersigned hereby appoints Bradley A. Rowe and M. Bruce Nakao, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Puma Technology, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, on December 9, 1998 at 9:30 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated November 9, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                            SEE REVERSE
                                                                SIDE

          Please mark
/ X /     votes as in
          this example

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

     A vote FOR the following proposals is recommended by the Board of
Directors:

     1. To elect the following five (5) members of the Board of Directors to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

               / /  FOR all nominees         / /  WITHHOLD AUTHORITY
                    listed below (except          to vote for all
                    as marked to the              nominees listed
                    contrary below.)              below.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                   Bradley A. Rowe
                                   Stephen A. Nicol
                                   Michael M. Clair
                                    Tyrone F. Pike
                                Robert D. Rutner, DDS

     2.   To approve the Puma Technology, Inc. 1998 Employee Stock Purchase
Plan.

          / /  FOR       / /  AGAINST        / /  ABSTAIN

     3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending July 31, 1999.

          / /  FOR       / /  AGAINST        / /  ABSTAIN


                                      MARK HERE            MARK HERE
                                     FOR ADDRESS          IF YOU PLAN
                                      CHANGE AND  / /      TO ATTEND    / /
                                    NOTE AT LEFT              THE
                                                            MEETING

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:
      --------------------                   --------------------------------
                                             Signature

Date:
      --------------------                   --------------------------------
                                             Signature